REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Shareholders and Board
of Trustees of OCM Gold Fund:

In planning and performing our
audit of the financial
statements of OCM Gold Fund
(the Fund), as of and for
the year ended November 30,
2010, in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds internal
control over financial
reporting, including controls
over safeguarding securities,
as a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the requirements of Form N-
SAR, but not for the purpose
of expressing an opinion on
the effectiveness of the
Funds internal control over
financial reporting.
Accordingly, we express no
such opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility, estimates and
judgments by management are
required to assess the
expected benefits and related
costs of controls. A fund's
internal control over
financial reporting is a
process designed to provide
reasonable assurance regarding
the reliability of financial
reporting and the preparation
of financial statements for
external purposes in
accordance with generally
accepted accounting
principles. A fund's internal
control over financial
reporting includes those
policies and procedures that
(1) pertain to the maintenance
of records that, in reasonable
detail, accurately and fairly
reflect the transactions and
dispositions of the assets of
the fund; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts
and expenditures of the fund
are being made only in
accordance with authorizations
of management and directors of
the fund; and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition,
use, or disposition of a
funds assets that could have
a material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also,
projections of any evaluation
of effectiveness to future
periods are subject to the
risk that controls may become
inadequate because of changes
in conditions or that the
degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or
detect misstatements on a
timely basis. A material
weakness is a deficiency, or a
combination of deficiencies,
in internal control over
financial reporting, such that
there is a reasonable
possibility that a material
misstatement of the funds
annual or interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Funds internal control over
financial reporting was for
the limited purpose described
in the first paragraph and
would not necessarily disclose
all deficiencies in internal
control that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the Funds
internal control over
financial reporting and its
operation, including controls
for safeguarding securities,
that we consider to be a
material weakness, as defined
above, as of November 30,
2010.

This report is intended solely
for the information and use of
management and the Board of
Trustees of OCM Gold Fund. and
the Securities and Exchange
Commission and is not intended
to be and should not be used
by anyone other than these
specified parties.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

January 27, 2011